                         NEW YORK STATE ENERGY RESEARCH
                           AND DEVELOPMENT AUTHORITY

                                      and

                        NIAGARA MOHAWK POWER CORPORATION

                            PARTICIPATION AGREEMENT

                            Dated as of May 1, 2004

                                - relating to -
                        Pollution Control Revenue Bonds
           (Niagara Mohawk Power Corporation Project), 2004 Series A

________________________________________________________________________________________________________________________________________

                  This  PARTICIPATION  AGREEMENT,  dated as of May 1, 2004,  between NEW YORK STATE  ENERGY  RESEARCH  AND  DEVELOPMENT
AUTHORITY,  a body corporate and politic,  constituting a public benefit  corporation,  established and existing under and by virtue of the laws of the State of New York (the  "Authority")  and NIAGARA MOHAWK POWER  CORPORATION,  a corporation duly organized and existing and qualified to do business as a public utility under the laws of the State of New York (the "Corporation"),

                                                WITNESSETH:

                  WHEREAS,  pursuant  to special  act of the  Legislature  of the State of New York (Title 9 of Article 8 of the Public
Authorities  Law of New York,  as from time to time  amended  and  supplemented,  herein  called the  "Act"),  the  Authority  has been established, as a body corporate and politic, constituting a public benefit corporation; and

                  WHEREAS,  pursuant to the Act, the Authority is empowered to contract with any power  Corporation  to  participate in the  incorporation  of features in power plants and the  construction  of associated  facilities  to the extent  required by the public interest in development, health, recreation, safety, conservation of natural resources and aesthetics; and

                  WHEREAS,  the Authority is also authorized  under the Act to borrow moneys and issue its negotiable  bonds to provide sufficient moneys for achieving its corporate purposes, including the refunding of outstanding bonds and notes of the Authority; and

                  WHEREAS,  the Authority is also  authorized  under the Act to enter into any contracts and to execute all instruments necessary or convenient for the exercise of its corporate powers and the fulfillment of its corporate purposes; and

                  WHEREAS, the Corporation is a public utility corporation doing business in the State of New York; and

                  WHEREAS,  the  Legislature of the State of New York has determined  that,  because  interest costs incurred by public utilities  are  reflected  in the rates paid by the  customers of such  utilities  and because a  governmental  action has mandated the installation of pollution control  facilities,  it is in the public interest to enable utilities to obtain the lowest possible interest rate on bonds sold to provide pollution control facilities; and

                  WHEREAS,  the  Corporation  has requested that the Authority issue bonds for the purpose of refunding the Authority's
7.20% Pollution Control Refunding Revenue Bonds (Niagara Mohawk Power Corporation Project),  1994 Series A (the "Prior Bonds"),  issued pursuant to the  Indenture  of Trust dated as of October 1, 1992 (the "Prior  Indenture"),  between the  Authority  and The Bank of New
York,  as trustee  (in such  capacity,  a "Prior  Trustee'),  which  were  issued to refund  bonds  originally  issued to  finance  the acquisition,  construction and installation of certain  pollution control and other facilities (such facilities as further described in
Exhibit A hereto hereinafter referred to as the "Project"); and

                  WHEREAS,  by Resolution No. 1050, adopted April 19, 2004, the Authority has determined to issue its Pollution Control
Revenue Bonds (Niagara Mohawk Power  Corporation  Project),  in one series  designated  Pollution Control Revenue Bonds (Niagara Mohawk
Power

Corporation  Project),  2004 Series A (the "Bonds") in an aggregate  principal  amount not to exceed  $115,705,000,  for the purpose of refunding  the  outstanding  principal  amount of the Prior Bonds,  to be issued under and secured by an Indenture of Trust dated as of
May 1, 2004 between the Authority and The Bank of New York, as Trustee (the "Indenture"); and

                  WHEREAS,  the Corporation issued first mortgage bonds of the Seventy-ninth  series (the "Prior First Mortgage Bonds")
pursuant to a supplement to the Corporation  Indenture (the "Prior Supplemental  Indenture") between the Corporation and Marine Midland
Bank, NA,, as trustee (the "Mortgage Trustee") to evidence its obligation to repay the Authority the proceeds of the Prior Bonds; and

                  WHEREAS,  as set forth in this  Participation  Agreement,  the  Authority  and the  Corporation  have agreed that the
Corporation  shall take  action  necessary  to ensure  that  concurrently  at such time as the Bonds are issued and the Prior Bonds are deemed paid within the meaning of Article XIV of the Prior  Indenture (i) all Prior First  Mortgage  Bonds relating to such Prior Bonds shall be delivered by the Prior  Trustee to the Mortgage  Trustee,  (ii) all Prior First  Mortgage  Bonds  relating to such Prior Bonds shall be  consolidated,  amended  and  restated  in the form set  forth in  Exhibit B hereto,  (iii) the Prior  Supplemental  Indenture relating to such Prior First  Mortgage  Bonds shall be  consolidated,  amended and  restated in the form set forth in Exhibit B hereto,
(iv) the Trustee shall deliver the Prior First  Mortgage Bonds to the Mortgage  Trustee and (v) the Mortgage  Trustee shall deliver the
First Mortgage Bonds to the Trustee; and

                 NOW,  THEREFORE,  for and in consideration of the premises and of the mutual covenants and agreements  hereinafter set forth, it is hereby agreed by and between the parties as follows:

                                                               ARTICLE I

                                              DEFINITIONS; EFFECTIVE DATE AND DURATION OF
                                                        PARTICIPATION AGREEMENT

                  Section 1.01.  Definitions.  Each of the terms used in this Participation  Agreement which is defined in Section 1.01 of the Indenture shall have the meaning herein which such term is given in said Section 1.01 of the Indenture.

                  Section 1.02.  Effective Date of Participation  Agreement;  Duration of Participation  Agreement.  This Participation
Agreement  shall become  effective  on the  Effective  Date,  and shall  continue in full force and effect  until the  principal of and premium,  if any, and interest on the Bonds have been fully paid (or  provision  for their payment has been made and all such Bonds are deemed to be no longer  outstanding  in accordance  with the  provisions of the  Indenture) and all sums to which the Authority and the
Trustee are entitled hereunder have been fully paid.

                 Notwithstanding  the Effective Date, for convenience and purposes of reference this  Participation  Agreement shall be dated as of May 1, 2004 and may be cited and referred to as the "Participation Agreement dated as of May 1, 2004."

                                                              ARTICLE II
                                                            REPRESENTATIONS

                  Section 2.01 Representations and Warranties by the Authority. The Authority represents as follows:

                  (a)      The Authority is a body corporate and politic, constituting a public benefit corporation, established and existing under the laws of the State of New York;

                 (b) The Authority has full power and authority to execute and deliver the Bonds,  this  Participation  Agreement,  the
        Tax Regulatory  Agreement,  the Indenture,  the Bond Purchase Trust Agreement and to consummate the  transactions  contemplated hereby and thereby and perform its obligations hereunder and thereunder;

                 (c) The  Authority  is not in default  under any of the  provisions  of the laws of the State of New York which  would affect its existence or its powers referred to in the preceding paragraph (b);

                 (d) The Authority  has  determined  that its  participation  in the Project and the  refunding of the Prior Bonds,  as contemplated by this Participation Agreement, is in the public interest; and

                 (e) The Authority has duly authorized the execution and delivery of this Participation  Agreement,  the Tax Regulatory
        Agreement,  the  Indenture  and the Bond  Purchase  Trust  Agreement  and the  execution  and  delivery of the other  documents incidental to this transaction.

                  Section 2.02. Representations and Warranties by the Corporation.  The Corporation represents as follows:

                 (a) The Corporation is a corporation  duly  incorporated and in good standing under the laws of the State of New York, is duly  qualified and  authorized to engage in business as a public utility in the State of New York, has power to enter into, execute and deliver this Participation  Agreement,  the Tax Regulatory  Agreement and the Supplemental  Corporation  Indenture,
        and to issue and  deliver the First  Mortgage  Bonds and by proper  corporate  action has duly  authorized  the  execution  and delivery of this  Participation  Agreement,  the Tax Regulatory  Agreement and the Supplemental  Corporation  Indenture and the
        issuance and delivery of the First Mortgage Bonds;

                 (b) The execution and delivery of this  Participation  Agreement,  the Tax Regulatory  Agreement and the  Supplemental
        Corporation  Indenture  and the issuance and delivery of the First  Mortgage  Bonds and the  consummation  of the  transactions herein  contemplated  will not conflict  with or  constitute a breach of or a default under the  Corporation's  Certificate  of
        Incorporation  or By-Laws or any judgment,  decree,  order,  statute,  rule or regulation  applicable to the Corporation or any indenture,  mortgage,  loan  agreement or other  contract or instrument to which the  Corporation  is a party or by which it is bound;

                  (c) The Participation  Agreement,  the Tax Regulatory Agreement and the Supplemental  Corporation Indenture have been duly executed and delivered by the  Corporation  and constitute  valid and legally  binding  obligations  of the  Corporation, enforceable  against the  Corporation in accordance  with their  respective  terms,  except as  enforcement  may be limited by applicable  bankruptcy,  insolvency,  moratorium,  reorganization  or other laws relating to or affecting the  enforcement  of creditors' rights or contractual obligations generally or principles of equity or judicial discretion;

                  (d) The issuance and delivery of the First Mortgage Bonds by the  Corporation  and the execution and delivery of this
         Participation  Agreement and the  Supplemental  Corporation  Indenture by the  Corporation  in the manner and for the purposes herein set forth have been duly authorized by an order of the Public Service Commission of the State of New York; and

                 (e) All necessary  authorizations for or approvals of the execution and delivery of this Participation  Agreement, the
        Tax  Regulatory  Agreement and the  Supplemental  Corporation  Indenture and the issuance of the First Mortgage Bonds have been obtained by the Corporation.

                 (f) In the event of any  Reorganization,  unless  otherwise  consented to by the Bond Insurer,  the obligations of the
        Company under,  and in respect of, this  Participation  Agreement,  the Loan  Agreement,  the First Mortgage  Indenture and the
        First Mortgage Bonds shall be assumed by, and shall become direct and primary obligations of, a Regulated Utility Company.

                  2.       The representations and warranties of the Corporation set forth in the Tax Regulatory Agreement are hereby incorporated by reference as though fully set forth herein.

                                                              ARTICLE III
                                                    THE PROJECT; ISSUANCE OF BONDS

                  Section 3.01.  Construction and Completion of the Project.  The Corporation  hereby represents that it has caused the
Project to be  completed  and  acknowledges  that it shall not be entitled to any  reimbursement  for the cost of  construction  of the
Project from the  Authority,  the Trustee or the Holders of the Bonds,  nor shall it be entitled to any diminution or  postponement  of the payments required to be paid by the Corporation pursuant to this Participation Agreement or the First Mortgage Bonds.

                  Section 3.02.  Sale of Bonds and Deposit of Proceeds;  Additional  Bonds;  Liability under Bonds. In order to provide funds for the refunding of the Prior Bonds,  the Authority,  on the date  specified in the Bond Purchase  Agreement,  and  concurrently with the  issuance  and  delivery to the  Trustee as  provided in Section  4.01  hereof,  will issue,  sell and deliver the Bonds,  all pursuant to and as provided in the Bond Purchase  Agreement and subject to the  conditions  set forth in Section 2.06 of the Indenture, and will deposit the proceeds of such sale in the Escrow Fund.

                  Section  3.03.  Sale of the  Project.  Pursuant  to an Asset  Purchase  Agreement  relating to Nine Mile Point Unit 1
Nuclear Generating  Facility ("NMP1"),  dated as of December 11, 2000, by and among the Corporation,  Constellation  Energy Group, Inc.
and Constellation  Nuclear,  LLC (the "NMP1  Purchaser"),  the Corporation has sold NMP1 of which certain portions of the Project are a part to the NMP1 Purchaser.

                  Pursuant to an Asset Purchase  Agreement  relating to Nine Mile Point Unit 2 Nuclear  Generating  Facility  ("NMP2"),
dated as of December 11, 2000, by and among the  Corporation,  New York State  Electric and Gas  Corporation,  Rochester Gas and Electric
Corporation,  Central Hudson Gas and Electric  Corporation,  Constellation  Energy Group, Inc. and Constellation  Nuclear, LLC (the "NMP2
Purchaser"), the Corporation has sold its interest in NMP2 of which certain portions of the Project are a part to the NMP2 Purchaser.

                  In connection with the delivery of the Bonds,  the  Corporation  has caused a certificate  relating to the use of the
Project and the applicability of certain tax covenants  contained in the asset purchase  agreements to the Bonds to be delivered to the
Authority by Nine Mile Point Nuclear Station, LLC, as purchaser of the Project, in the form set forth in Exhibit C hereto.

                  Section 3.04. Investment of Moneys in Funds under the Indenture.  Any moneys held as a part of any Fund created under the  Indenture  shall,  at the  direction of an  Authorized  Corporation  Representative,  be invested or  reinvested by the Trustee as provided in Section 9.04 of the Indenture.

                                                  ARTICLE IV

                            FIRST MORTGAGE BONDS AND PAYMENTS

                  Section 4.01.  Execution and Delivery of First Mortgage Bonds to Trustee.  In order to evidence the obligation of the
Corporation to the Authority to repay the advance of the proceeds of the Bonds, the Authority  hereby directs the Corporation,  and the
Corporation  hereby  agrees,  to deliver or cause to be delivered the First  Mortgage  Bonds to the Trustee on the Effective  Date. The
First Mortgage Bonds shall be the amended and restated first mortgage bonds of the Corporation  issued under the Corporation  Indenture and relating to the Bonds in substantially the form included in the Supplemental  Corporation  Indenture  attached hereto as Exhibit B, with only such changes, omissions and insertions thereto as shall have been approved by the Authority, and shall:

                  (a) be in an aggregate  principal  amount equal to the  aggregate  principal  amount of the related  Bonds then being authenticated and delivered (the "related Bonds");

                  (b)      provide for payments of interest equal to the payments of interest on the related Bonds;

                  (c)      require payments of principal, or principal plus a premium, equal to the payments required to be made on the related Bonds;

                  (d) contain  redemption  provisions,  including  premium,  if any, or  provisions  with  respect to  amortization  of principal, together with premium, if any, identical to the redemption or amortization provisions of the related Bonds;

                  (e) require that all payments of principal,  premium, if any, and interest on the First Mortgage Bonds be made to the
         Trustee in such coin or  currency  of the United  States of  America as at the time of payment  shall be legal  tender for the payment of public  and  private  debts,  and that each such  payment  be made on or before the due date for the  corresponding payment on the related Bonds; and

                  (f)  provide  that the amount of any such  payment  shall be  reduced  by the  amount,  if any,  available  under the
         Indenture on the due date for such payment and applied to the corresponding payment on the related Bonds.

                  Section 4.02.  Prepayment to Redeem Bonds. Whenever any Bonds are redeemable in whole or in part (other than pursuant to Section  8.05 of the  Indenture),  the  Authority  will  redeem  the same at the  written  direction  of an  Authorized  Corporation
Representative,  and the  Corporation  will pay, as a prepayment of the amount due on the First  Mortgage Bonds  corresponding  to such
Bonds,  an amount  equal to the total cost of such  redemption,  less the  amount,  if any, in the Bond Fund on the date fixed for such redemption and available for such redemption payment.

                  Section 4.03. Obligation for Payment Absolute;  Deficiencies.  The Corporation agrees that its obligation to make the
First  Mortgage  Bond  Payments at the times and in the amounts  provided in the First  Mortgage  Bonds and to make all other  payments provided for in this Participation  Agreement shall be absolute,  irrevocable and unconditional and shall not be subject to any defense
(other than payment) or any rights of setoff,  recoupment,  abatement,  counterclaim or deduction and without any rights of suspension, deferment,  diminution or reduction it might  otherwise have against the Authority or Trustee or the owner of any Bond. The Corporation will not suspend or discontinue any such payments or terminate this Participation  Agreement for any cause including,  without limiting the generality of the foregoing,  the unenforceability  (because of judicial decision or otherwise) or the impossibility of performance of the First  Mortgage Bond  obligations,  or any breach by the  Authority of any  obligation  to the  Corporation,  whether under this
Participation  Agreement or any  indebtedness  or liability at any time owing to the Corporation by the Authority or the destruction by fire or other  casualty of any Project or any portion  thereof,  or the taking of title  thereto or the use thereof by the  exercise of the power of eminent domain or  condemnation  or any change in the tax or other laws of the United  States,  the State or any political subdivision  of either  thereof.  Except to the extent  provided  in the first and  second  sentences  in this  Section  4.03,  nothing contained herein shall  constitute a waiver or release by the Corporation of any right,  claim or cause of action which the Corporation may have against the Authority,  the Trustee or others,  including, but not, limited to, those rights, causes of action or claims which may arise out of the breach of their respective obligations or the inaccuracy of their respective warranties;  provided,  however, that the  Corporation  may pursue any such right,  claim or cause of action only by a separate  proceeding or action and not by counterclaim or setoff and the  bringing  of such  separate  proceeding  or action  shall not affect the  Corporation's  absolute,  irrevocable  and unconditional  obligation to make payments  pursuant to this Section 4.03. No provisions set forth herein shall  constitute a waiver or release by the Authority of any right,  claim or cause of action which the Authority may have against the  Corporation,  the Trustee or others,  including,  but not limited to, those  rights,  causes of action or claims  which arise out of the breach of their  respective obligations  or the inaccuracy of their  respective  warranties.  Notwithstanding  anything  herein to the contrary,  if for any reason
First  Mortgage  Bond  Payments,  together  with other moneys held by the Trustee and then  available  for such  purpose,  would not be sufficient  to make the  corresponding  payments of principal of and premium,  if any, and interest on the Bonds when such payments are due, the Corporation will pay the amounts required from time to time to make up any such deficiency.

                  Section  4.04.  Administration  Fees,  Expenses,  etc. In order to defray a portion of the  expenses  incurred by the
Authority in conducting  and  administering  its pollution  control  facility  financing  programs,  the  Corporation  shall pay to the
Authority an initial  Administration  Fee in the amount of $289,262.50 on the date of  authentication  and delivery of the Bonds to the initial  purchasers  thereof,  an annual fee equal to $130 per million dollar principal amount of the Bonds on May 1, 2005 and on May 1 of each year thereafter,  based upon the amount of Bonds  Outstanding as of such May 1 and for purposes of the calculation of such fee, rounding up to the nearest whole million dollars.  In addition to such  Administration  Fees, the Corporation will pay or reimburse the
Authority upon its request for reasonable expenses,  disbursements,  advances,  taxes,  assessments or impositions,  not otherwise paid under this  Participation  Agreement or the  Indenture,  incurred by or imposed upon the Authority  (including  printing  costs and the reasonable  fees,  expenses and  disbursements of its counsel and bond counsel) in connection with its  administration  and enforcement of, and compliance with, this Participation  Agreement,  the First Mortgage Bonds, the Policy,  the Auction Agency Agreement,  the Bond
Purchase Trust  Agreement,  any Remarketing  Agreement and the Indenture or any  transaction,  instrument or event  contemplated by any such document,  which amounts the  Corporation  is obligated to pay,  including,  but not limited to,  reasonable  attorneys'  fees. In addition,  the  Corporation  shall wire to the State of New York a bond issuance charge fee applicable to the Bonds pursuant to Section
2976 of the Public  Authorities Law of the State of New York in the amount specified by such section on the date of authentication  and delivery of the Bonds to the initial purchasers thereof

                  Section 4.05.  Compensation of Trustee and Registrar and Paving Agents.  The Corporation agrees to pay to the Trustee until the principal of,  premium,  if any, and interest on the Bonds shall have been fully paid:  (i) an amount equal to the initial or acceptance fee of the Trustee and the annual fee of the Trustee for its ordinary  services  rendered and its ordinary expenses incurred as Trustee under the Indenture,  as and when the same become due; (ii)  reasonable  fees and charges of the Trustee,  as Bond Registrar and Registrar and Paying Agent,  and any other  Registrar and Paying Agents for the Bonds for acting as Registrar and Paying Agent,  as provided in the Indenture,  as and when the same become due; (iii) reasonable fees and disbursements of counsel to the Trustee,  as and when the same become due; and (iv) the reasonable  fees and charges of the Trustee for the necessary  extraordinary  services  rendered by .it and extraordinary expenses incurred by it under the Indenture,  as and when the same become due; provided,  that the Corporation may, without creating a default  hereunder,  contest in good faith the necessity for any such  extraordinary  services or extraordinary expenses and the  reasonableness of any such fees,  charges or expenses.  Such fees, charges and expenses shall be paid directly to the
Trustee for its own use or for disbursement to the Registrar and Paying Agents, as the case may be.

                  Section  4.06.  Project Not Security for Bonds.  It is expressly  recognized by the parties that the Project will not constitute  any part of the security for the Bonds.  The  principal  security for the Bonds shall be the First  Mortgage  Bonds and the absolute, irrevocable and unconditional obligation of the Corporation to make the First Mortgage Bond Payments.

                  Section 4.07.  Payment of Taxes and  Assessments;  No Liens or Charges.  The Corporation  will (a) pay, when the same shall become due, all taxes and  assessments,  including  income,  profits,  property or excise  taxes,  if any, or other  municipal or governmental charges,  imposed,  levied or assessed by the Federal, state or any municipal government upon the Authority or the Trustee in respect of any payments  (other than  payments  made  pursuant to Sections 4.06 and 4.08 hereof) made or to be made pursuant to this
Participation  Agreement or the First  Mortgage  Bonds,  and (b) pay or cause to be  discharged,  within sixty (60) days after the same shall  accrue,  any lien or charge upon any such  payment made or to be made under this  Participation  Agreement,  provided,  that the
Corporation  shall not be  required  to pay any such tax or  assessment  so long as (i) the  Corporation  at its  expense  contests  by appropriate  legal  proceedings  conducted in good faith and with due diligence the amount,  validity or  application  of any such tax, assessment or charge,  (ii) such  proceedings  shall have the effect of suspending  the  collection  thereof from the Authority and the
Trustee,  and (iii) the Corporation  shall indemnify and hold the Authority and the Trustee harmless from any losses,  costs,  charges, expenses (including  attorneys' fees and expenses),  judgments and liabilities arising in respect of such tax, assessment or charge and the non-payment thereof.

                  Section 4.08.  Indemnification of Authority and Trustee. Any obligation of the Authority created by or arising out of this Participation  Agreement shall be a limited obligation of the Authority,  payable solely from the First Mortgage Bond Payments and any other funds held by the Trustee under the Indenture and available for such payment,  and shall not  constitute an  indebtedness  of or a charge  against the general  credit of the  Authority  and shall not  constitute  or give rise to any  pecuniary  liability of the
Authority;  nevertheless,  if the  Authority  shall  incur any such  pecuniary  liability,  then in such  event the  Corporation  shall indemnify and hold the Authority  harmless by reason thereof The Corporation  releases the Authority and the Trustee from,  agrees that the Authority and the Trustee  shall not be liable for, and agrees to indemnify and hold the Authority and the Trustee  harmless  from, any  liability  for any loss or  damage to  property  or any  injury  to or death of any  person  that may be  occasioned  by any cause whatsoever  arising out of the  construction or operation of any Project or the financing  thereof The Corporation  agrees to indemnify and hold the Authority,  its members,  officers and employees harmless from any losses, costs, charges,  expenses (including attorneys'
fees and disbursements),  judgments and liabilities  incurred by it or them, as the case may be, in connection with any action, suit or proceeding instituted or threatened in connection with the transactions  contemplated by this Participation  Agreement so long as it or they, as the case may be, have acted in good faith to carry out the  transactions  contemplated by this  Participation  Agreement.  The
Corporation agrees to indemnify and hold the Trustee harmless from any losses,  costs,  charges,  expenses  (including  attorneys' fees and  disbursements),  judgments  and  liabilities  incurred by it in  connection  with any action,  suit or  proceeding  instituted  or threatened in connection with the transactions  contemplated by this Participation Agreement,  except for its own willful misconduct or negligence in carrying out the transactions contemplated by this Participation Agreement.

                  Section 4.09.  Corporation to Pay Attorneys' Fees and  Disbursements.  If the Corporation  shall default under any of the  provisions of this  Participation  Agreement and the Authority or the Trustee shall employ  attorneys or incur other  expenses for the  collection  of payments  due under this  Participation  Agreement or for the  enforcement  of  performance  or  observance  of any obligation or agreement on the part of the  Corporation  contained in this  Participation  Agreement,  the  Corporation  will on demand therefor reimburse the reasonable fees of such attorneys and such other reasonable disbursements so incurred.

                  Section 4.10. No Abatement of Administration  Fees and Other Charges. It is understood and agreed that so long as any
Bonds  are  outstanding  under  the  Indenture,  Administration  Fees and other  charges  payable  to the  Authority  pursuant  to this
Participation  Agreement shall continue to be payable at the times and in the amounts herein specified,  whether or not any Project, or any portion  thereof,  shall have been destroyed by fire or other  casualty,  or title thereto or the use thereof shall have been taken by the  exercise  of the power of eminent  domain,  and that there  shall be no  abatement  of any such  Administration  Fees and other charges by reason thereof.

                  Section 4.11.  Prepayment of First Mortgage Bonds.  The Corporation  shall not prepay any First Mortgage Bonds or any portion  thereof except as necessary in connection  with the redemption  prior to maturity of all or a portion of the related Bonds, or upon acceleration of maturity of the related Bonds or pursuant to Article XIV of the Indenture.

                  Section  4.12.  Payment to  Registrar  and Paying  Agent.  The  Corporation  shall pay,  or cause to be paid,  to the
Registrar and Paying Agent for deposit in the Bond Purchase Fund and credit to the  Corporation  Account  therein an amount  sufficient to provide for the payment of the Purchase  Price of any Bond  tendered for purchase  pursuant to the  Indenture  and the Bond Purchase
Trust  Agreement to the extent that  sufficient  moneys are not available for the payment of such Purchase Price from the other sources described therein.

                  Section 4.13.  Agreements of the Corporation  Relating to Support  Facilities.  The Corporation agrees not to request that the interest rate mode  applicable to the Bonds be adjusted to an Adjustable  Rate or a Fixed Rate unless on the effective date of the  applicable  Change in the  Interest  Rate Mode the Bonds  shall be rated at least "A" by S and P or "A" by  Moody's  or an  equivalent rating by any nationally  recognized  rating  agency.  Such rating of the Bonds may, but is not required to, be achieved by obtaining a
Support Facility which meets the requirements of Article VI of the Indenture.

                  The Corporation  further agrees that it will maintain a Liquidity  Facility issued by a financial  institution  rated not less than "A" by at least one  nationally  recognized  rating agency in effect with respect to the Bonds at all times,  except with respect to Bonds  bearing an Auction  Period  Rate,  a Term Rate for a  Calculation  Period of greater  than 13 months or a Fixed Rate.
Notwithstanding  the  foregoing,  so long as the  conditions set forth in Section 6.05 of the Indenture are met by the Bond Insurer and
with respect to the Policy,  and unless  otherwise  agreed by the Bond Insurer,  the  Corporation  shall maintain a Liquidity  Facility issued by a financial  institution  rated not less than "A" by at least one nationally  recognized rating agency in effect with respect to the Bonds at all times,  except with  respect to Bonds  bearing an Auction  Period  Rate,  a Term Rate for a  Calculation  Period of
greater than 13 months or a Fixed Rate.

                  Section 4.14.  Corporation  Liable to Owners of Bonds in the Case of Certain  Events of Taxability.  The  Corporation
confirms and agrees that if as result of action by the  Corporation,  the owner of the Project as of the date hereof,  or any successor owner of the Project,  the interest on the Bonds is  determined  to be included for federal  income tax purposes in the gross income of any owner of a Bond (other than a "substantial  user" of the Project or a "related  person" within the meaning of section  147(a)(1) of the Code), as evidenced by a published or private ruling of the Internal Revenue Service or a final,  nonappealable  judicial  decision by a court of competent  jurisdiction,  then the  Corporation,  in addition to its  obligation to redeem the Bonds  pursuant to Section
5.04 of the  Indenture,  shall be liable to the affected  owners of the Bonds for any taxes,  penalties and interest  assessed  against such owners by the Internal Revenue Service and attributable to the Bonds.

                  The Authority and the Trustee agree not to object to the  intervention in or  participation by the Corporation at its own expense in any  proceedings by or before the Internal  Revenue  Service or any court  relating to whether  interest on the Bonds is includable for federal  income tax purposes in the gross income of any owner of a Bond (other than a "substantial  user" of the Project or a "related person" within the meaning of Section 147(a)(1) of the Code).

                                                               ARTICLE V
                                                           SPECIAL COVENANTS
                  Section 5.01. No Warranty as to Suitability of Project.  The Authority makes no warranty,  either express or implied, as to the actual or  designed  capacity of any  Project,  as to the  suitability  of any Project  for the  purposes  specified  in this
Participation  Agreement,  as to the condition of any Project,  or that any Project will be suitable for the Corporation's  purposes or needs.

                  Section 5.02. Authority's Rights to Inspect Project and Plans and Specifications.  The Authority shall have the right at all  reasonable  times to examine  and inspect any and all  records of the  Corporation  relating to the Project  and, to the extent reasonably available to the Corporation, the plans and specifications therefor.

                  Section  5.03.  Corporation  Consent  to  Amendment  of  Indenture.  The  Authority  shall not  adopt  any  indenture supplemental  to or amendatory of the Indenture  which affects the rights or obligations of the  Corporation  without the prior consent of the Corporation as evidenced by a certificate in writing signed by an Authorized Corporation Representative.

                  Section 5.04. Tax Covenant.  Notwithstanding any other provision hereof, the Corporation covenants and agrees that it will not take or  authorize  or permit any action to be taken with respect to the  Project,  or the  proceeds of Bonds,  including  any amounts  treated as proceeds of Bonds for any purpose of Section 103 or any related  provisions  of the Code,  which will result in the loss of the  exclusion of interest on any series of Bonds from gross income for Federal  income tax purposes  under  Section 103 of the
Code (except for any Bond during any period while any such Bond is held by a person  referred to in Section  147(a) of the Code).  This provision shall control in case of conflict or ambiguity with any other provision of this  Participation  Agreement.  In furtherance of such covenant and  agreement,  the Authority  and the  Corporation  will enter into the Tax  Regulatory  Agreement and the  Corporation hereby agrees to comply with the provisions thereof.

                  Section 5.05 Corporation Agrees to Perform Obligations Imposed by Indenture and Corporation Indenture.

                  (a)      The Corporation agrees to perform such obligations as may be required of it by the provisions of the
         Indenture.

                  (b) The  Corporation  agrees to perform such  obligations  relating to recording and filing and compliance with laws, maintenance of properties,  insurance, proper books of record and account, and consolidation,  merger or sale of assets as may be required of it by the covenants of Article Fifth, Sections 5, 8, 9, 12 and 16 of the Corporation Indenture, respectively.

                  Section 5.06.  Certificates as to Defaults.  The Corporation shall file with the Trustee,  on or before the first day of the month in which any series of Bonds are delivered and on the  anniversary  of such date as long as the Bonds are  outstanding,  a certificate  signed by an Authorized  Corporation  Representative  stating  that,  to the best of his or her knowledge and belief,  the
Corporation  has kept,  observed,  performed and fulfilled  each and every one of its covenants and  obligations  contained  herein and there does not exist at the date of such  certificate  any default  hereunder  or, if any such default shall so exist,  specifying  the same and the nature and status thereof.

                  Section 5.07. Compliance with Laws. The Corporation shall

                  (a) do or cause to be done all  things  necessary  on its part to  preserve  and keep in full  force and  effect  its corporate  existence  and rights and such  corporate  and public  utility  franchises,  rights,  licenses  and  permits as are necessary for the conduct of its business;  provided that the Corporation may terminate or abandon,  or permit the termination or abandonment of, any such right,  franchise,  license or permit if in the opinion of the  Corporation's  Board of Directors, the  termination  or abandonment  thereof is either  necessary or in the best  interests of the  Corporation  and, in any such case, will not have a material adverse effect on the  Corporation's  ability to pay amounts with respect to the First Mortgage
         Bonds in accordance with their terms or otherwise to comply with the terms of this Participation Agreement; and

                  (b) use its best efforts to comply in all material  respects with all  applicable  laws,  rules and  regulations  and orders of any  governmental  authority,  non-compliance  with  which  would have a material  adverse  effect on its  business, financial  condition or results of operations (to the extent the Corporation  deems it can reasonably comply while maintaining its public utility  operations) or would  materially  adversely  affect the  Corporation's  ability to perform its obligations hereunder or under the First Mortgage Bonds, except laws, rules, regulations or orders being contested in good faith.

                  Section 5.08.  Maintenance of Office or Agency.  So long as the First Mortgage Bonds remain  outstanding  and unpaid, the  Corporation  shall at all times keep,  in New York,  New York,  or another  location in the State of New York, an office or agency where notices and demands with respect to the First Mortgage  Bonds may be served,  and shall,  from time to time,  give written notice to the Trustee of the location of such office or agency;  and, in case the  Corporation  shall fail so to do, notices may be served and demands may be made at the principal office of the Trustee, in accordance with Article Fifth, Section 3 of the Corporation Indenture.

                                                              ARTICLE VI
                                                   DEFAULTS BY CORPORATION; REMEDIES

                  Section 6.01. Events of Default; Acceleration. In case one or more of the following events of default shall have occurred and be continuing;
                  (a) failure by the Corporation to pay when due any amount required to be paid under this  Participation  Agreement or the First Mortgage Bonds,  which failure causes a default in the payment when due of the principal of, or premium,  if any, or interest on, any of the Bonds; or

                  (b)  failure  by the  Corporation  to pay  when  due any  amount  required  to be  paid  under  Section  4.11 of this
Participation  Agreement,  which  failure  causes an Event of Default  to occur  pursuant  to  paragraph  (a) of  Section  12.01 of the
Indenture; or

                  (c) failure on the part of the  Corporation  duly to observe or perform any other of the  covenants or  agreements on the part of the  Corporation  contained in the  Participation  Agreement  (other than failure to pay amounts  required to be paid under
Sections 4.04, 4.05 and 4.08),  the Tax Regulatory  Agreement or in the First Mortgage Bonds for a period of ninety (90) days after the date on which written notice of such failure,  requiring the  Corporation to remedy the same,  shall have been given to the Corporation by the Authority or the Trustee; or

                  (d) the occurrence of an Event of Bankruptcy of the  Corporation or failure by the  Corporation  generally to pay its debts under the Corporation  Indenture;  then, and in any such event,  the Trustee (as assignee of the Authority) may, with the consent of the Bond Insurer  (provided  that the Bond Insurer is not in default  under the  Policy),  and/or the  direction of the Bond Insurer
(provided  that the Bond Insurer is not in default  under the Policy),  or, upon the written  request or direction of the owners of not less than  twenty-five  percent (25%) in aggregate  principal amount of the Bonds then outstanding with the consent of the Bond Insurer shall,  proceed to protect and enforce all rights of the owners of Bonds and the Trustee  and as  permitted  by the  Indenture  and the laws of the State of New York, by such means or appropriate  judicial  proceedings as shall be suitable or deemed by it most effective, including  suits or special  proceedings  at law or in equity,  or  otherwise,  for specific  enforcement  of any covenant or agreement contained in the  Participation  Agreement,  or to require the Corporation to perform its duty under the Participation  Agreement.  Any amounts  collected by the Trustee pursuant to action taken here shall be applied in accordance with the Indenture.  In addition,  if at any time the  principal  of the Bonds  shall have been  declared  to be due and  payable by  acceleration  pursuant to the terms of the
Indenture,  the First Mortgage  Bonds shall  thereupon  become and be immediately  due and payable,  subject to such  declaration  with respect to the Bonds being annulled pursuant to Section 12.03 of the Indenture.

                  The right or  obligation  of the  Trustee  to make any such  declaration  as  aforesaid,  however,  is subject to the condition  that if, at any time after  declaration,  but before all the Bonds shall have  matured by their  terms,  the  principal  of, premium,  if any,  and  interest  on,  the First  Mortgage  Bonds  which  shall  have  become due and  payable  otherwise  than by such declaration,  and all other sums  payable  under this  Participation  Agreement,  except the  principal  of, and interest on, the First
Mortgage  Bonds which shall have become due and payable by such  declaration,  shall have been paid or  provision  satisfactory  to the
Trustee shall have been made for such  payment,  and the  reasonable  expenses of the Trustee and of the owners of the Bonds shall have been  paid,  including  reasonable  attorneys'  fees paid or  incurred,  and all  defaults  hereunder  and under the Bonds or under the
Indenture,  except as to the payment of  principal  and interest due and payable  solely by reason of such  declaration,  shall be made good or be secured to the satisfaction of the Trustee or provision  deemed by the Trustee to be adequate shall be made therefore,  then and in every such case,  the Bond Insurer  (unless the Bond Insurer is then in default  under the Policy),  or the owners of a majority in aggregate  principal amount of the Bonds then outstanding,  with the consent of the Bond Insurer, by written notice to the Authority and to the Trustee,  may rescind such  declaration  and annul such default in its entirety,  or, if the Trustee shall have acted in the absence of a written  request of the owners of at least  twenty-five  percent (25%) in aggregate  principal  amount of the  outstanding
Bonds,  and if there.  shall not have been  theretofore  delivered to the Trustee written  direction to the contrary by the owners of a majority in aggregate  principal amount of the outstanding  Bonds, then any such declaration shall ipso facto be deemed to be rescinded and any such default and its  consequences  shall ipso facto be deemed to be  annulled,  but no such  rescission  and  annulment  shall extend to or affect any subsequent default or impair or exhaust any right or power consequent thereon.

                  In case the  Trustee  shall have  proceeded  to enforce  any right under this  Participation  Agreement  or the First
Mortgage Bonds and such proceedings  shall have been  discontinued or abandoned for any reason or shall have been determined  adversely to the Trustee,  then and in every such case the  Corporation,  the Authority and the Trustee shall be restored  respectively  to their former positions and rights  hereunder,  and all rights,  remedies and powers of the  Corporation,  the Authority and the Trustee shall continue as though no such proceedings had been taken.

                  Section 6.02.  Events of Default Relating to Fees or  Indemnification.  In case the Corporation  shall have failed to pay amounts  required to be paid under  Sections  4.06,  4.08 and 4.111,  which event shall have  continued for a period of ninety (90)
days after the date on which written notice of such failure,  requiring the  Corporation  to remedy the same,  shall have been given to the  Corporation  by the Authority or the Trustee,  the  Authority or the Trustee may take  whatever  action at law or in equity as may appear  necessary or desirable to enforce  performance  or observance of any  obligations or agreements of the  Corporation  under said
Sections 4.06, 4.08 and 4.11.

                  Section 6.03. Judicial Proceedings by Trustee.  Upon the occurrence and continuance of an event of default under this
Article,  the Trustee may, and upon the written  request of the owners of at least  twenty-five  percent  (25%) in aggregate  principal amount of the Bonds then  outstanding  shall,  institute  any  actions or  proceedings  at law or in equity for the  collection  of any amounts then due and unpaid on the First Mortgage  Bonds,  and may prosecute any such action or proceeding to judgment or final decree, and may collect in the manner provided by law the moneys adjudged or decreed to be payable.

                  Section  6.04.  Rights of the Credit  Facility  Issuer;  Other Rights of the Trustee to Enforce this  Participation
Agreement.  Notwithstanding  anything  herein to the  contrary,  any  judicial  proceedings  of the Trustee  under  Section 6.03 may be instituted  only with the  written  consent of the  Credit  Facility  Issuer  and shall be  instituted  by the  Trustee at the  written direction of the Credit Facility Issuer.

                 Nothing in this Participation Agreement shall limit any other rights of the Trustee to enforce this Participation
Agreement.

                                                              ARTICLE VII
                                                             MISCELLANEOUS
                  Section 7.01.  Disposition  of Amounts After Payment of Bonds.  Any amounts  remaining in the funds created under the
Indenture  after payment in full of principal of, and premium,  if any, and interest on all the Bonds, or provision for payment thereof having been made in accordance with the provisions of the Indenture,  and payment of all the fees,  charges and expenses of the Trustee and Registrar and Paying Agents in accordance  with this  Participation  Agreement,  shall belong to and be paid to the  Corporation by the Trustee in accordance with the provisions of the Indenture.

                  Section 7.02.  Notices.  All notices,  certificates,  requests or other  communications  between the  Authority,  the
Corporation  and the Trustee  required to be given under this  Participation  Agreement or under the  Indenture  shall be  sufficiently given and shall be deemed  given when  delivered  by hand or first  class  mail,  postage  prepaid,  addressed  as  follows:  if to the
Authority,  at 17 Columbia Circle, Albany, New York 12203,  Attention:  President;  if to the Corporation,  at 300 Erie Boulevard West,
Syracuse,  New York 13202,  Attention:  Treasurer,  with a copy to Niagara Mohawk Power  Corporation,  25 Research Drive,  Westborough,
Massachusetts  01582,  Attention:  Assistant  Treasurer;  and if to the Trustee or the Registrar  and Paying Agent,  at The Bank of New
York, 101 Barclay Street - 21W, New York, New York 10286, Attention:  Corporate Trust Administration.  A duplicate copy of each notice, certificate,  request or other  communication  given hereunder to the Authority,  the Corporation or the Trustee shall also be given to the others.  The  Corporation,  the  Authority  and the Trustee  may, by notice  given  hereunder,  designate  any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

                  Section  7.03.  Successors  and  Assigns.  This  Participation  Agreement  shall inure to the benefit of and shall be binding upon the Authority, the Corporation and their respective successors and assigns.

                  Section 7.04.  Amendment of Participation  Agreement.  This  Participation  Agreement may not be amended except by an instrument in writing  signed by the parties  hereto and, if such  amendment  occurs after the issuance of the Bonds,  upon  compliance with the provisions of Article XV of the Indenture.

                  Section  7.05.  Assignment  by  Authority.  The  Authority  shall  assign  its  rights  under  and  interest  in this
Participation  Agreement  (except the rights and interest of the Authority under Article III hereof and Sections 4.06,  4.11, 4.12, and
4.13 hereof) to the Trustee  pursuant to the Indenture,  as security for payment of the principal of and premium,  if any, and interest on the Bonds but such assignment shall be subject to the provisions of this  Participation  Agreement.  In addition,  the Trustee shall have the same  power as the  Authority  to enforce  from time to time the rights of the  Authority  set forth in  Article  III  hereof, subject to the provisions of this  Participation  Agreement  relating to the amendment  hereof Except as provided in this Section 7.05, the Authority will not sell, assign,  transfer,  convey or otherwise dispose of its interest in this Participation Agreement during the term of this Participation Agreement.

                  Section 7.06.  Participation  Agreement Supersedes Any Prior Agreements.  This Participation Agreement supersedes any other prior agreements or  understandings,  written or oral, between the parties with respect to the transactions  contemplated  hereby except the Bond Purchase Agreement, dated May 25, 2004 by and among the Authority, the Corporation, and J.P. Morgan Securities Inc.

                  Section 7.07.  Counterparts.  This Participation Agreement may be simultaneously executed in counterparts.  Each such counterpart so executed shall be deemed to be an original, and all together shall constitute but one and the same instrument.

                  Section 7.08.  Severability.  If any clause,  provision or section of this  Participation  Agreement be held illegal, invalid or unenforceable by any court or  administrative  body, such  determination  shall be construed and enforced as if such illegal or  invalid or  unenforceable  clause,  provision  or section  had not been  contained  in this  Participation  Agreement.  In case any agreement  or  obligation  contained  in this  Participation  Agreement  be held to be in  violation  of law,  then such  agreement  or obligation  shall be deemed to be the  agreement or obligation  of the  Authority or the  Corporation,  as the case may be, to the full extent permitted by law.

                  Section 7.09. Law and Place of Enforcement of this Participation  Agreement.  This  Participation  Agreement shall be construed  and  interpreted  in  accordance  with the laws of the  State of New York and all  suits  and  actions  arising  out of this
Participation Agreement shall be instituted in a court of competent jurisdiction in the State of New York.

                  Section 7.10. The Policy. The Corporation acknowledges that it will cause the Bond Insurer to deliver the Policy insuring payment of the principal of and interest on the Bonds.

                  Section 7.11. Bond Insurer  Indemnification.  The  Corporation  shall defend,  indemnify,  and hold harmless the Bond
Insurer from and against any claims,  demands,  penalties,  fines,  liabilities,  settlements,  damages, costs, or expenses of whatever kind or nature,  including  losses  relating to a decline in value of the property  securing the First Mortgage  Bonds (the  "Mortgaged
Property") or expenses of the mortgage trustee with respect thereto, known or unknown,  contingent or otherwise,  arising out of, or in any way related to, any of the following occurring in connection with the Mortgaged Property: (A) the presence,  disposal,  release, or threatened  release of any Hazardous  Materials  which are on, from,  or affecting the soil,  water,  vegetation,  buildings,  personal property,  persons,  animals,  or otherwise;  (B) any personal injury (including  wrongful death) or property damage (real or personal)
arising  out of or related to such  Hazardous  Materials;  and (C) any  violation  of laws,  orders,  regulations  or  requirements  of government  authorities,  or  requirements  of the  mortgage  trustee,  which are based upon or in any way  related  to such  Hazardous
Materials including,  without limitation,  reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation  expenses.  For purposes of this  paragraph,  "Hazardous  Materials"  includes,  without  limit,  any flammable  explosives, radioactive  materials,  hazardous  materials,  hazardous wastes,  hazardous or toxic  substances,  or related materials defined in the
Comprehensive  Environmental  Response,  Compensation,  and Liability Act of 1980, as amended (42 U.S.C.  Sections 9601, et seq.),  the
Hazardous Materials  Transportation Act, as amended (42 U.S.C.  Sections 1801 et seq.), the Resource  Conservation and Recovery Act, as
amended (42 U.S.C.  Sections 9601 et seq.), and in the regulations adopted and publications  promulgated pursuant thereto, or any other
Federal, state or local environmental law, ordinance, rule, or regulation.

                  Section 7.12. Bond Insurer Reporting Requirements, The Corporation shall provide to the Bond Insurer:

(i)      annual audited financial statements of the Corporation within 120 days after the end of each fiscal year;

(ii)     any final offering  statement  prepared in connection with the issuance of additional  debt,  whether or not it is on a parity with the Bonds within 30 days of the sale of such Bonds; and

                  Section 7.13. Further Assurances and Corrective Instruments.  The Authority and the Corporation agree that they will, from time to time, execute,  acknowledge and deliver, or cause to be executed,  acknowledged and delivered, such supplements hereto and such further  instruments as may  reasonably be required for  correcting any inadequate or incorrect  description of the Project or for carrying out the expressed intention of this Participation Agreement in accordance with the provisions of the Indenture.

                  Section 7.14.  Delegation of Duties by Authority.  It is agreed that under the terms of this Participation  Agreement and also under the terms of the Indenture the Authority has delegated  certain of its duties hereunder to the Corporation.  The fact of such  delegation  shall be deemed a sufficient  compliance by the Authority to satisfy the duties so delegated and the Authority  shall not be liable in any way by reason of acts done or  omitted  by the  Corporation  or any  Authorized  Corporation  Representative.  The
Authority  shall  have the  right at all  times to act in  reliance  upon the  authorization,  representation  or  certification  of an
Authorized Corporation Representative unless such reliance is in bad faith.

                  Section 7.15. Survival of Representations, Warranties and Covenants. The respective agreements, representations, warranties and covenants set forth herein will remain in full force and will survive the execution and delivery of this Participation
Agreement.

                         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed as of the day and year first written above.

                                                   NEW YORK STATE ENERGY RESEARCH AND DEVELOPMENT AUTHORITY

                                                   By______________________________
                                                              President

(SEAL)

ATTEST:

_______________________________
Assistant Secretary

                                                     NIAGARA MOHAWK POWER CORPORATION

                                                     By______________________________________

                                                     Name:  Robert G. Seega
                                                     Title:  Assistant Treasurer

(SEAL)

ATTEST:

_______________________________
Secretary

_________________________________________________________________________________________________________________________________________

                                                                                                                              EXHITIB A

                                                      Description of the Project

                  The following  facilities were originally  financed with proceeds of the  Authority's  (i) 111/4%  Pollution  Control
Revenue  Bonds  (Niagara  Mohawk Power  Corporation  Project),  1984 Series A ("1984 Series A Bonds") and (ii) 11?%  Pollution  Control
Revenue Bonds (Niagara Mohawk Power Corporation  Project),  Series 1984I ("Series 1984I Bonds"),  in the respective  aggregate original principal  amounts of  $100,000,000  and  $56,250,000.  Such  facilities are as further  described in the Tax Regulatory  Agreement (as defined in the  above-referenced  Participation  Agreement).  The 1984 Series A Bonds and the Series  1984I Bonds were  refunded by the
Authority's 7.20% Pollution Control Refunding Revenue Bonds (Niagara Mohawk Power Corporation  Project),  1994 Series A ("1994 Series A
Bonds").

FACILITIES FINANCED WITH 1984 SERIES A BOND PROCEEDS

                  The  following  facilities  are as  further  described  in the Letter of  Representation  of the  Corporation  to the
Authority and Hawkins Delafield and Wood LLP dated August 8, 1984 (the "Letter"):

                  1.       A Radwaste Solidification and Storage System at Nine Mile Point Unit No. 1 ("Unit No. 1") and a building associated therewith;

                  2.       Certain Facilities at Nine Mile Point Unit No. 2 ("Unit No. 2"), to the extent of the Corporation's 41%
interest in those Facilities, including:

                 a.       A Cooling Water System, consisting of a circulating water system, a cooling tower, a hypochorite generating system, and an intake and discharge system;

                 b.        An oil Separator System and a Water Treatment Resin Regeneration System, both of which treat non-radiological liquid waste streams;

                 c.        A Liquid  Radwaste  System,  a portion  of a  building  housing  this  system and  certain  support  systems associated  with that  building,  and a Condensate  Polisher  Demineralizer  Liquid Waste System,  both of which treat possibly radiological liquid streams;

                 d.        An Offgas System;  a Gaseous Waste System; a VAX Computer,  which compiles  information  concerning  gaseous effluent  steams,  and a Shielding  System which  surrounds  various plant  equipment  (including  the main steam  tunnel,  the turbine, and the reactor), all of which aid in reducing the level of radiological waste which may be found in the air;

                 e.        A  Condensate  Polisher  Resin  Regeneration  System;  a  Radioactive  Solid Waste System and a portion of a building associated therewith, both of which treat possibly radioactive solid wastes;

                 f.       A Filter Backwash Line, which treats non-radioactive solid wastes; and

                  g.       A Sanitary Drain System, which will transport sanitary wastes to the Sewage Treatment Facility; and

                  3.       A Permanent Sewage Treatment  Facility which will serve both Unit No. 1 and Unit No. 2, to the extent of the
Corporation's  full ownership  interest in Unit No. I and its 41% interest in Unit No. 2 (costs are being charged ratably to the owners of the Units on the basis of nominal output capacities of the units).

                  No part of Project A constitutes an interim  on-site  low-level  waste storage  facility.  The term "interim  on-site low-level  waste storage  facility"  means a storage  facility  designed to  accommodate  the storage of a greater  volume of low-level radioactive waste than one year's production capacity.

FACILITIES FINANCED WITH SERIES 1984I BOND PROCEEDS

                  The  following  facilities  are as  further  described  in the Letter of  Representation  of the  Corporation  to the
Authority and Hawkins Delafield and Wood LLP dated October 30, 1984 (the "Letter"):

                  1.       Certain Facilities at Nine Mile Point Unit No. 1 ("Unit No. 1"), including:

                  a.       A Radwaste Solidification and Storage System and a building associated therewith; and

                  b.      A High Density Spent Fuel Pool Modification;

                  2.       Certain Facilities at Nine Mile Point Unit No. 2 ("Unit No. 2"), to the extent of the Corporation's 41%
interest in those Facilities, including:

                  a.       A Cooling Water System, consisting of a circulating water system, a cooling tower, and an intake and discharge system;

                  b.       An Oil Separator System and a Water Treatment Resin Regeneration System, both of which treat non-radiological liquid waste streams;

                  c.       A Liquid  Radwaste  System,  a portion  of a  building  housing  this  system and  certain  support  systems associated  with that building,  and a Condensate  Polisher  Demineralizer  Liquid Waste System,  both of which treat possibly radiological liquid streams;

                  d.       An Offgas System;  a Gaseous Waste System; a VAX Computer,  which compiles  information  concerning  gaseous effluent  steams,  and a Shielding  System which  surrounds  various plant  equipment  (including  the main steam tunnel,  the turbine, and the reactor), all of which aid in reducing the level of radiological waste which may be found in the air;

                  e.       A  Condensate  Polisher  Resin  Regeneration  System;  a  Radioactive  Solid Waste System and a portion of a building associated therewith, both of which treat possibly radioactive solid wastes;

                  f.       A Filter Backwash Line, which treats non-radioactive solid wastes;

                 g.        A Sanitary Drain System, which will transport sanitary wastes to the Sewage Treatment Facility; and

                  h.       A Spent Fuel Handling System, which treats and stores spent fuel.

                  3.       A Permanent Sewage Treatment  Facility which will serve both Unit No. 1 and Unit No. 2, to the extent of the
Corporation's  full ownership  interest in Unit No. I and its 41% interest in Unit No. 2 (costs are being charged ratably to the owners of the Units on the basis of nominal output capacities of the units).

No part of the Project  constitutes an interim on-site  low-level  waste storage  facility.  The term "interim  onsite  low-level waste storage  facility"  means a storage  facility  designed to accommodate the storage of a greater volume of low-level  radioactive  waste than one year's production capacity.

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                                                                                                                              EXHIBIT B

                                                  Corporation Supplemental Indenture
                                          [See Item Number [_] of this Record of Proceedings]

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                                                                                                                              EXHIBIT C

                                          Certificate of Nine Mile Point Nuclear Station, LLC
                                         [See Item Number [___] of this Record of Proceedings]